JOINT FILING AGREEMENT


      THIS JOINT FILING AGREEMENT (this "Joint Filing Agreement") is made and entered into as of this 29th day of December, 1997, by and among Grupo Mexico, S.A. de C.V. and Grupo Minero Mexico,
S.A. de C.V.

      The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on schedules 13D and 13G ("13D and 13G Filings") required to be filed by them pursuant to sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of shares of common stock of ASARCO Incorporated and other securities representing, or convertible into, such shares.

      IN WITNESS WHEREOF, the parties hereto have executed this Joint Filing Agreement as of the date first set forth above.


Dated:  December 29, 1997

                                 Grupo Minero Mexico, S.A. de C.V.


                                 By:  /s/ Hector Garcia de Quevedo
                                    --------------------------------
                                 Name:  Hector Garcia de Quevedo
                                 Title: Managing Director



                                 Grupo Mexico, S.A. de C.V.


                                 By:  /s/ Hector Garcia de Quevedo
                                    --------------------------------
                                 Name:  Hector Garcia de Quevedo
                                 Title: Managing Director




                          Page 13 of 13